UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                   CDEX, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           Nevada                          3829              52-2336836
(State or Other Jurisdiction        (Primary Standard         Employer
   of Incorporation           Industrial Classification   Identification No.)
   or Organization)                    Code Number)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x ]

Securities Act registration statement file number to which this form relates:
333-112432


Securities to be registered pursuant to Section 12(b) of the Act:


   Title of each class to be so registered   Name of each exchange on which each
                                                 class is to be registered
                    None                                 None


Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.005 par value per share
                                (Title of class)

Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
        --------------------------------------------------------

In response to this item, incorporated by reference is the description of the Common Stock, par value $0.005 per share (the "Common Stock"), of CDEX, Inc. (the "Registrant") contained under the caption "Description of Capital Stock" in the Prospectus that forms a part of the Registrant's Registration Statement on Form SB-2 (File No. 333-112432) originally filed with the Securities and Exchange Commission on February 2, 2004, as subsequently amended, (the "Registration Statement"), together with the description contained under such caption included in the form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus is incorporated by reference herein.

Item 2. EXHIBITS.
        --------

The following exhibits are filed as a part of this Registration Statement:

3.1 Amended and Restates Articles of Incorporation of the Company filed January 2, 2004, together with Certificate of Designation of Rights, Preferences and Privileges (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on February 2, 2004)
3.2 By-Laws of the Company adopted July 6, 2001(incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on February 2, 2004)
4.1 Specimen certificate for shares of Company common stock (incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on June 21, 2004)


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                 CDEX, INC.


                                                 By: /s/ Malcolm H. Philips
                                                     ----------------------
                                                       Name: Malcolm H. Philips
                                                       Title: CEO/President